TO THE SECRETARY OF
IDS LIFE INSURANCE COMPANY

By Resolution received by the Secretary on August 23, 1995, the Board of Directors of IDS Life Insurance Company:

         RESOLVED, That IDS Life Variable Account 10, comprised of one or more subaccounts, was established as a separate account in accordance with
         Section 61A.14, Minnesota Statues; and

         RESOLVED FURTHER, That the proper officers of the Corporation were authorized and directed to establish such subaccounts within such separate account as they determine to be appropriate; and

         RESOLVED FURTHER, that the proper officers of the Corporation were authorized and directed, as they may deem appropriate from time to time and in accordance with applicable laws and regulations to establish further any subaccounts.

As President of IDS Life Insurance Company, I hereby establish, in accordance with the above resolutions and pursuant to authority granted by the Board of Directors, 105 additional subaccounts within the separate account. Three of each such subaccounts will invest in the following funds or portfolios:

AXPsm Variable Portfolio - Blue Chip Advantage Fund
AXPsm Variable Portfolio - Bond Fund
AXPsm Variable Portfolio - Capital  Resource  Fund
AXPsm Variable Portfolio - Cash Management Fund
AXPsm Variable Portfolio - Diversified  Equity Income  Fund
AXPsm Variable Portfolio - Extra  Income  Fund
AXPsm Variable Portfolio - Federal  Income  Fund
AXPsm Variable Portfolio - Global Bond Fund
AXPsm Variable Portfolio - Growth Fund
AXPsm Variable Portfolio - International Fund
AXPsm Variable Portfolio - Managed  Fund
AXPsm Variable Portfolio - New Dimensions  Fund
AXPsm Variable Portfolio - Small Cap  Advantage  Fund
AXPsm Variable Portfolio - Strategy Aggressive Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Capital Development  Fund
American Century VP International Fund
American Century VP Value Fund
Fidelity Variable Insurance Products Fund III - Growth and Income Portfolio - Service Class
Fidelity Variable Insurance Products Fund III - Mid Cap Portfolio- Service Class Fidelity Variable Insurance Products Fund - Overseas Portfolio - Service Class Franklin Templeton Variable Insurance Products Trust - Real Estate Securities Fund - Class 2
Franklin Templeton Variable Insurance Products Trust - Templeton International Smaller Companies Fund - Class 2
Franklin Templeton Variable Insurance Products Trust - Value Securities Fund - Class 2
Goldman Sachs Variable Insurance Trust CORE Small Cap Equity Fund
Goldman Sachs Variable Insurance Trust CORE U.S. Equity Fund
Goldman Sachs Variable Insurance Trust Mid Cap Value Fund
Lazard Retirement Series - Lazard Retirement International Equity Portfolio Putnam VT International New Opportunities Fund - Class IB Shares
Putnam VT Vista Fund - Class IB Shares
Royce Capital Fund - Royce  Micro-Cap Portfolio
Third Avenue Variable Series Trust - Third Avenue Value Portfolio
Wanger Advisors Trust - Wanger International Small Cap
Wanger Advisors Trust - Wanger U.S. Small Cap
Warburg Pincus Trust - Emerging Growth Portfolio

In accordance with the above resolutions and pursuant to authority granted by the Board of Directors of IDS Life Insurance Company, the Unit Investment Trust comprised of IDS Life Variable Account 10 and consisting of 14 subaccounts is hereby reconstituted as IDS Life Variable Account 10 consisting of 119 subaccounts.



/s/ Richard W. Kling
Richard W. Kling


Received by the Secretary:


/s/ William A. Stoltzmann
William A. Stoltzmann


Date: August 3, 1999